Exhibit F.1b

AGL Resources Inc. - Distribution Operations Segment
Consolidating Balance Sheets
As of December 31, 2004
Unaudited
	Consolidated Distribution Operations (1)	Atlanta Gas Light Company	Virginia Natural Gas, Inc.	Chattanooga Gas Company	NUI Utilities, Inc.	Elizabethtown Gas Company	Florida City Gas	Elkton Gas Services	AGL Rome Holdings, Inc.	Appliance Business Florida Plumbing	Appliance Business Florida Service	Appliance Business New Jersey Service	Distribution Operations - Corporate Locations	Utlities Elimination	Eliminations
ASSETS
Current assets
Cash and Cash Equivalents	$10,460,979	$(121,810)	$12,629	$335,569	$9,741,378	$259,303	$140,330	$93,580	$-	$-	$-	$-	$-	$-	$-
Receivables - net
Gas	145,610,142	23,691,893	31,579,434	3,072,408	(3,046)	76,533,113	9,089,956	1,646,384	-	-	-	-	-	-	-
Other	4,067,928	1,642,009	216,850	49,425	-	-	-	-	-	-	630,440	1,529,205	-	-	-
Intercompany	40,279,395	-	38,847,073	-	-	-	168,022	-	1,264,300	-	-	-	-	-	-
Income tax receivable	9,700,239	13,009	-	-		9,687,230	-	-
Unbilled revenues	53,345,903	-	36,962,000	16,383,903	-	-	-	-	-	-	-	-	-	-	-
Inventories
Natural gas stored underground	191,904,667	131,535,351	3,534,656	12,198,861	-	44,339,746	-	296,053	-	-	-	-	-	-	-
Other	11,433,401	2,624,357	273,859	5,962,788	-	1,590,780	431,640	159,872	-	-	249,973	140,132	-	-	-
Unrecovered ERC - current portion	26,693,396	26,693,396	-	-	-	-	-	-	-	-	-	-	-	-	-
Unrecovered PRP costs - current portion	23,865,873	23,865,873	-	-	-	-	-	-	-	-	-	-	-	-	-
Unrecovered seasonal rates	10,837,366	10,837,366	-	-	-	-	-	-	-	-	-	-	-	-	-
Other current assets	77,607,130	73,444	43,468,879	-	9,018,333	19,055,028	(2,654,040)	534,887	-	-	-	-	-	8,110,599	-
Total current assets	605,806,419	220,854,888	154,895,380	38,002,954	18,756,665	151,465,200	7,175,908	2,730,776	1,264,300	-	880,413	1,669,337	-	8,110,599	-

Investment and equity in associated companies	-	1,058,448	-	-	-	-	-	-	-	-	-	-	-	-	(1,058,448)	A

Property, plant and equipment
Property, plant and equipment	4,245,350,095	2,621,023,827	576,909,437	165,963,524	1,284,356	641,519,769	206,963,888	10,004,455	-	-	20,713,254	967,583	-	2	-
Less accumulated depreciation	1,367,138,264	833,464,685	161,804,077	53,331,538	79,233	213,901,541	88,107,325	4,280,965	-	87	11,503,133	665,680	-	-	-
Property, plant and equipment - net	2,878,211,831	1,787,559,142	415,105,360	112,631,986	1,205,123	427,618,228	118,856,563	5,723,490	-	(87)	9,210,121	301,903	-	2	-

Deferred debits and other assets
Unrecovered PRP costs	337,080,499	337,080,499	-	-	-	-	-	-	-	-	-	-	-	-	-
Goodwill	340,088,966	-	174,385,315	6,369,079	159,334,572	-	-	-	-	-	-	-	-	-	-
Unrecovered ERC	173,106,304	138,744,746	-	-	-	34,361,542	-	-	-	-	-	-	-	16	-
Unrecovered postretirement benefits costs	14,443,523	5,271,621	3,850,872	-	-	5,321,030	-	-	-	-	-	-	-	-	-
Other	37,553,563	7,787,460	2,331,217	701,915	2,153,656	28,683,173	478,346	551,803	-	(27,479)	(224,521)	(105,872)	-	(4,776,135)	-
Total deferred debits and other assets	902,272,855	488,884,326	180,567,404	7,070,994	161,488,228	68,365,745	478,346	551,803	-	(27,479)	(224,521)	(105,872)	-	(4,776,119)	-
Total assets	$4,386,291,105	$2,498,356,804	$750,568,144	$157,705,934	$181,450,016	$647,449,173	$126,510,817	$9,006,069	$1,264,300	$(27,566)	$9,866,013	$1,865,368	$-	$3,334,482	$(1,058,448)

(1) Agrees to Distribution Operations per Exhibit F.1a.

LIABILITIES AND CAPITALIZATION
Current liabilities
Accrued PRP costs - current portion	$85,447,982	$85,447,982	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Short-term debt	2,000,000	-	-	-	-	-	2,000,000	-	-		-	-	-	-	-
Accounts payable - trade	29,389,948	7,735,512	5,769,500	3,295,201	596,455	11,718,927	295,916	3,229	-	-	(25,338)	547	-	-	-
Accrued ERC - current portion	26,801,049	26,801,049	-	-	-	-	-	-	-	-	-	-	-	-	-
Customer deposits	30,386,299	1,320,418	13,134,449	1,998,479	-	7,590,698	6,194,129	148,125	-	-	-	-	-	-	-
Deferred purchased gas adjustment	37,442,651	-	31,201,529	6,241,123		-	-	-	-	-	-	-	-	-	-
Accrued interest	6,868,108	3,990,474	78,125	812,202	-	1,472,865	513,653	789	-	-	-	-	-	-	-
Accrued wages and salaries	960,869	646,496	267,902	46,470	-	-	-	-	-	-	-	-	-	-	-
Accrued taxes	40,552,075	26,149,641	5,882,026	3,307,856	(583,006)	7,328,123	(1,135,225)	83,440	15,332	(70,335)	138,999	(461,524)	(103,254)	-	-
Intercompany payables	580,770,463	212,402,404	4,609,276	3,082,129	4,534,338	262,271,961	75,271,099	6,843,692	-	48,688	7,379,287	242,758	4,084,831	-	-
Other	88,485,484	4,873,880	5,808,324	1,179,509	1,038,718	60,395,070	317,416	670,969	-	11,711	169,203	2,281,238	278,963	11,460,483	-
Total current liabilities	929,104,928	369,367,856	66,751,131	19,962,969	5,586,505	350,777,644	83,456,988	7,750,244	15,332	(9,936)	7,662,151	2,063,019	4,260,540	11,460,483	-

Accumulated deferred income taxes	501,395,927	358,942,778	39,274,839	15,145,264	9,834,002	58,616,520	15,324,272	1,014,034	-	1,999	2,127,249	(234,725)	1,349,696	-	-

Long-term liabilities
Accrued PRP costs	242,182,378	242,182,378	-	-	-	-	-	-	-	-	-	-	-	-	-
Accumulated removal costs	94,660,557	35,836,045	40,814,057	16,564,631	-	1,115,260	330,564	-	-	-	-	-	-	-	-
Other	17,790,079	-	-	-	1,909,118	15,243,089	132,872	64,447	-	-	-	-	-	440,553	-
Accrued postretirement benefit costs	45,546,129	27,701,825	12,459,741	1,174,896	944,409	5,705,812	-	-	-	-	-	-	-	(2,440,554)	-
Accrued ERC	63,321,904	29,230,642	-	-	3,836,346	30,254,916	-	-	-	-	-	-	-	-	-
Accrued pension obligations	23,861,069	12,523,299	16,600,569	(5,262,798)	-	-	-	-	-	-	-	-	-	-	-
Total long-term liabilities	487,362,116	347,474,189	69,874,367	12,476,729	6,689,873	52,319,077	463,436	64,447	-	-	-	-	-	(2,000,001)	-

Deferred credits
Unamortized investment tax credit	20,411,050	17,606,805	-	-	-	2,395,992	386,113	22,141	-	-	-	-	-	-	-
Regulatory tax liability	11,604,737	13,792,198	(26,585)	(2,160,876)	-	-	-	-	-	-	-	-	-	-	-
Other	4,861,298	4,218,008	356,896	286,394	-	-	-	-	-	-	-	-	-	-	-
Total deferred credits	36,877,085	35,617,011	330,311	(1,874,482)	-	2,395,992	386,113	22,141	-	-	-	-	-	-	-

Capitalization
Long-term debt	1,088,478,401	701,124,343	180,317,598	-	2,544	179,829,675	26,805,502	71,623	-	-	186,778	140,338	-	-	-
Common shareholders' equity
Common stock	637,124,504	276,762,075	360,352,429	10,000	-	-	-	-	100	-	-	-	-	-	(100)	A
Premium on common stock	547,876,606	341,125,194	202,679	53,340,161	159,334,572	-	-	-	1,058,348	-	-	-	-	(6,126,000)	(1,058,348)	A
Earnings reinvested	158,071,538	67,943,358	33,464,790	58,645,293	2,520	3,510,265	74,506	83,580	190,520	(19,629)	(110,165)	(103,264)	(5,610,236)	-	-
Common shareholders' equity	1,343,072,648	685,830,627	394,019,898	111,995,454	159,337,092	3,510,265	74,506	83,580	1,248,968	(19,629)	(110,165)	(103,264)	(5,610,236)	(6,126,000)	(1,058,448)
Total capitalization	2,431,551,049	1,386,954,970	574,337,496	111,995,454	159,339,636	183,339,940	26,880,008	155,203	1,248,968	(19,629)	76,613	37,074	(5,610,236)	(6,126,000)	(1,058,448)
Total liabilities and capitalization	$4,386,291,105	$2,498,356,804	$750,568,144	$157,705,934	$181,450,016	$647,449,173	$126,510,817	$9,006,069	$1,264,300	$(27,566)	$9,866,013	$1,865,368	$-	$3,334,482	$(1,058,448)

(1) Agrees to Distribution Operations per Exhibit F.1a.
Consolidation and Elimination Entries:

A - Eliminate AGLC's investment in AGL Rome Holdings, Inc.